MANAGEMENT AGREEMENT
                      LEGG MASON LIGHT STREET TRUST, INC.:
                        LEGG MASON CLASSIC VALUATION FUND



         This MANAGEMENT AGREEMENT ("Agreement") is made this 1st day of November, 1999, by and between Legg Mason Light Street Trust, Inc., a Maryland corporation (the "Corporation"), on behalf of Legg Mason Classic Valuation Fund ("Fund"), and Legg Mason Fund Adviser, Inc., a Maryland corporation (the "Manager").

         WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") currently consisting of two portfolios; and

         WHEREAS, the Corporation wishes to retain the Manager to provide investment advisory, management, and administrative services to the Fund; and

         WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. The Corporation hereby appoints the Manager as manager of the Fund for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. The Fund shall at all times keep the Manager fully informed with regard to the securities owned by it, its funds available, or to become available, for investment, and generally as to the condition of its affairs. It shall furnish the Manager with such other documents and information with regard to its affairs as the Manager may from time to time reasonably request.

         3. (a) Subject to the supervision of the Corporation's Board of Directors, the Manager shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment goals and policies. The Manager shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Corporation's Articles of Incorporation and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment goals and policies of the Fund. The Manager will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers the Manager will attempt to obtain the best net

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price and the most favorable execution of its orders;  however, the Manager may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Fund with research, analysis, advice and similar services, and the Manager may pay to these brokers, in return for research and analysis, a higher commission or spread than may be charged by other brokers. The Manager shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Fund, and shall perform such other functions of management and supervision as may be directed by the Board of Directors of the Corporation;

         (b) The Fund hereby authorizes any entity or person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Corporation which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule
11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

         4. The Manager may enter into a contract ("Investment Advisory Agreement") with an investment adviser in which the Manager delegates to such investment adviser any or all its duties specified in Paragraph 3 hereunder, provided that such Investment Advisory Agreement imposes on the investment adviser bound thereby all duties and conditions to which the Manager is subject hereunder, and further provided that such Investment Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

         5. (a) The Manager, at its expense, shall supply the Board of Directors and officers of the Corporation with all statistical information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records which it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as directors or officers of the Fund, to serve in the capacities in which they are elected.

         (b) Other than as herein specifically indicated, the Manager shall not be responsible for the Fund's expenses. Specifically, the Manager will not be responsible, except to the extent of the reasonable compensation of employees of the Fund whose services may be used by the Manager hereunder, for any of the following expenses of the Fund, which expenses shall be borne by the Fund: advisory fees; distribution fees; interest, taxes, governmental fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses in connection therewith; fees of custodians, transfer agents, registrars or other

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agents;  legal  expenses;  expense of  preparing  share  certificates;  expenses relating to the redemption or repurchase of the Fund's shares; expenses of registering and qualifying the Fund's shares for sale under applicable federal
and  state  law;  expenses  of  preparing,   setting  in  print,   printing  and
distributing  prospectuses,   reports,  notices  and  dividends  to  the  Fund's
shareholders; costs of stationery; costs of stockholders and other meetings of the Fund; directors' fees; audit fees; travel expenses of officers, directors and employees of the Corporation, if any; and the Corporation's pro rata portion of premiums on any fidelity bond and other insurance covering the Corporation and its officers, directors and employees.

         (c) For the period ending December 31, 2000, the Manager shall pay any of the Fund's expenses, including organizational expenses (but excluding interest, taxes, brokerage commissions and extraordinary expenses) of the Fund which exceed, in the aggregate, an annual rate of 2.00% of the Fund's average daily net assets attributable to the Primary Class of shares and an annual rate of 1.00% of the Fund's average daily net assets attributable to the Navigator Class of shares ("Expense Limit"); provided, however, that in order to determine the Manager's liability for the Fund's expenses over the Expense Limit, the amount of allowable year-to-date expenses shall be computed daily by pro-rating the Expense Limit based on the number of days elapsed within the fiscal year of the Fund ("Pro Rated Limitation"). The Pro Rated Limitation shall be compared to the expenses of the Fund recorded through the prior day in order to produce the allowable expenses to be recorded for the current day ("Allowable Expenses"). If the Fund's management fee and other expenses for the current day exceed the Allowable Expenses, the management fee for the current day shall be reduced by such excess ("Unaccrued Fees"). In the event the excess exceeds the amount due as the management fee, the Manager shall be responsible to the Fund for the additional excess ("Other Expenses Exceeding Limit"). If at any time up through and including December 31, 2000, the Fund's management fee and other expenses for the current day are less than the Allowable Expenses, the differential shall be due to the Manager as payment of cumulative Unaccrued Fees (if any) or as payment for cumulative Other Expenses Exceeding Limit (if any). If cumulative Unaccrued Fees or cumulative Other Expenses Exceeding Limit remain at December 31, 2000, these amounts shall be paid to the Manager in the future provided that: (1) such payment shall be made to the Manager neither later than the end of the third fiscal year after the Unaccrued Fees or Other Expenses Exceeding Limit was incurred nor, in any event, after December 31, 2002; and (2) such payment shall only be made to the extent that it does not result in the Fund's aggregate expenses exceeding an expense limit of 2.00% of its average daily net assets attributable to the Primary Class of shares or an expense limit of 1.00% of its average daily net assets attributable to the Navigator Class of shares.

         (d) The Manager may voluntarily agree to an additional expense limitation (any such additional expense limitation hereinafter referred to as an "Additional Expense Limitation"), at the same or a different level and for the same or a different period of time beyond December 31, 2000 (any such additional period being hereinafter referred to as an "Additional Period") provided, however, that: (1) the calculations and methods of payment shall be as described above; (2) no payment for cumulative Unaccrued Fees or cumulative Other Expenses Exceeding Limit shall be made to the Manager more than three years after the end of an Additional Period; and (3) payment for cumulative Unaccrued Fees or

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cumulative Other Expenses Exceeding Limit after the expiration of the Additional
Period shall only be made to the extent it does not result in the Fund's aggregate expenses exceeding the Additional Expense Limitation to which the unpaid amounts relate.

         6. No director, officer or employee of the Corporation or Fund shall receive from the Corporation any salary or other compensation as such director, officer or employee while he is at the same time a director, officer, or employee of the Manager or any affiliated company of the Manager. This paragraph shall not apply to directors, executive committee members, consultants and other persons who are not regular members of the Manager's or any affiliated company's staff.

         7.  As  compensation  for the  services  performed  and the  facilities furnished and expenses assumed by the Manager, including the services of any consultants retained by the Manager, the Fund shall pay the Manager, as promptly as possible after the last day of each month, a fee, computed daily at an annual rate of 0.75% of the average daily net assets of the Fund. The first payment of the fee shall be made as promptly as possible at the end of the month succeeding the effective date of this Agreement, and shall constitute a full payment of the fee due the Manager for all services prior to that date. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid as promptly as possible after such date of termination, shall be based on the average daily net assets of the Fund in that period from the beginning of such month to such date of termination, and shall be that proportion of such average daily net assets as the number of business days in such period bears to the number of business days in such month. The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board of Directors of the Corporation. Each such payment shall be accompanied by a statement prepared either by the Fund or by a reputable firm of independent accountants which shall show the amount properly payable to the Manager under this Agreement and the detailed computation thereof.

         8. The Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and shall not be responsible for any action of the Board of Directors of the Corporation in following or declining to follow any advice or recommendations of the Manager; provided, that nothing in this Agreement shall protect the Manager against any liability to the Fund or its shareholders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

         9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Manager who may also be a director, officer, or employee of the Corporation or the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Manager to engage in any other

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business or to render services of any kind,  including  investment  advisory and management services, to any other corporation, firm, individual or association.

         10. As used in this Agreement, the term "net assets" shall have the meaning ascribed to it in the Articles of Incorporation of the Corporation and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         11. This Agreement will become effective with respect to the Fund on November 1, 1999, provided that it shall have been approved by the Corporation's Board of Directors and by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive annual periods ending on the same date of each year, provided that such continuance is specifically approved at least annually (i) by the Corporation's Board of Directors or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Corporation's Directors who are not interested persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

         12. This Agreement is terminable with respect to the Fund without penalty by the Corporation's Board of Directors, by vote of a majority of the outstanding voting securities of the Fund, or by the Manager, on not less than sixty (60) days' notice to the other party and will be terminated upon the mutual written consent of the Manager and the Corporation. This Agreement shall terminate automatically in the event of its assignment by the Manager and shall not be assignable by the Corporation without the consent of the Manager.

         13. In the event this Agreement is terminated by either party or upon written notice from the Manager at any time, the Corporation hereby agrees that it will eliminate from its corporate name any reference to the name of "Legg Mason." This Corporation shall have the non-exclusive use of the name "Legg Mason" in whole or in part so long as this Agreement is effective or until such notice is given.

         14. The Manager agrees that for services rendered to the Fund, or indemnity due in connection with service to the Fund, it shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Corporation.

         15. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

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         16. This  Agreement  embodies the entire  agreement  and  understanding
between  the  parties   hereto,   and  supersedes   all  prior   agreements  and
understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.

ATTEST:                                LEGG MASON LIGHT STREET TRUST, INC.



By: /s/ W. Shane Hughes                By: /s/ Marie K. Karpinski
    ------------------------------         ------------------------------------
    W. Shane Hughes                        Marie K. Karpinski
    Secretary                              Vice President and Treasurer

ATTEST:                                LEGG MASON FUND ADVISER, INC.



By: /s/ Karen M. Starkey               By: /s/ Jennifer W. Murphy
    ------------------------------         ------------------------------------
                                           Jennifer W. Murphy
                                           Senior Vice President